SHARES FOR DEBT AGREEMENT

This Shares For Debt Agreement (the “Agreement”) is made and entered into as of January 11, 2007, by and between Strativation, Inc., a Delaware corporation (the “Company”), and Richardson & Patel LLP (the “Firm”), with reference to the following facts:

RECITALS

WHEREAS, the Company owes the Firm a total of $327,653.44 for legal services provided to the Company through the date hereof (the “Total Debt”);

WHEREAS, the Company has agreed to issue and the Firm has agreed to accept restricted common shares of the Company’s Common Stock (subject to a Registration Rights Agreement to be entered by the parties in connection herewith) as full and complete payment of a portion of the Total Debt in the amount of $261,201.84 (the “Partial Debt”) (the “Debt Settlement”); and

WHEREAS, the Company’s Board of Directors (the “Board”) acknowledged that it had received and reviewed all material facts regarding this Debt Settlement and that the Board has deemed the Debt Settlement to be fair and in the best interest of the Company and the Company’s stockholders.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively “parties” and individually a “party”) agree as follows:

AGREEMENT

1.            The Company agrees to issue and the Firm agrees to accept 645,846 shares of the Company’s restricted common stock as full and complete payment of the Partial Debt (the “Debt Shares”). The Debt Shares shall be issued in the name of Richardson & Patel LLP.

2.            The parties shall hereafter execute all documents and do all that is necessary, convenient, or desirable in the reasonable opinion of the other party to effect the provisions of this Agreement.

3.            The provisions of this Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, successors in interest, and assigns of the respective parties hereto.

4.            This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the state of California. The language and all parts of this Agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

5.	Waiver of Conflicts of Interest.

The Company understands that the receipt of the Debt Shares by the Firm, as described herein, creates a conflict of interest in the Firm’s representation of the Company, which conflict the Company waives by executing this Agreement. The Debt Shares will give the Firm a direct interest in the performance of the Company, which could arguably cause the Firm to be a less disinterested provider of advice than might otherwise be the case, at least in some instances. For example, the ownership in the Company’s common stock might be seen as creating an incentive for the Firm to provide legal advice to encourage the Company to take action which the Firm might view as favorable to the Firm's economic interest in the common stock, rather than in a fully disinterested fashion.

In addition, Rule 3-300 of the Rules of Professional Conduct of the State Bar of California, provides as follows:

"Rule 3-300.	Avoiding Interests Adverse to Client.

A member shall not enter into a business transaction with a client; or knowingly acquire an ownership, possessory, security, or other pecuniary interest adverse to a client, unless each of the following requirements has been satisfied:

(A) The transaction or acquisition and its terms are fair and reasonable to the client and are fully disclosed and transmitted in writing to the client in a manner which should reasonably have been understood by the client; and

(B) The client is advised in writing that the client may seek the advice of an independent lawyer of the client's choice and is given a reasonable opportunity to seek that advice; and

(C) The client thereafter consents in writing to the terms of the transaction or the terms of the acquisition.”

By executing this Agreement, the Company acknowledges and agrees that the Firm has advised that the issuance of the Debt Shares to the Firm constitute conflicts of interest between the Company and the Firm and that the Firm is not representing the Company in connection with the issuance of the Debt Shares. The Company further confirms that: (i) it consents to the issuance of the Debt Shares; (ii) such consent has been freely given; (iii) it has had the opportunity to consult with independent counsel of its own choice prior to issuance of the Debt Shares or executing this Agreement; (iv) and it has fully considered the conflicting interests that exist between the Company and the Firm.

6.            In the event any action is brought to enforce this Agreement, the prevailing party in any such dispute or proceeding shall be entitled to recover said party’s total reasonable attorneys’ fees and costs arising out of or in connection with such action.

7.            Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this Agreement.

8.            This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement.

9.            For the convenience of the parties, this Agreement may be executed by facsimile signatures and in counterparts that shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this Agreement signed by any party shall be fully enforceable against that party.

[The Remainder of this Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STRATIVATION, INC.

A Delaware corporation

By: /s/ Silas Phillips

Silas Phillips,

Chief Executive Officer

RICHARDSON & PATEL LLP

a California limited liability partnership

By: /s/ Kevin Leung

Kevin Leung,
Partner

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